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                                     SECOND

                             SUPPLEMENTAL INDENTURE

                                      among

                       WILLIAMS SCOTSMAN, INC., as Issuer,

                           WILLSCOT EQUIPMENT, L.L.C.,

                        SPACE MASTER INTERNATIONAL, INC.,

                          EVERGREEN MOBILE COMPANY, and

                        THE BANK OF NEW YORK, as Trustee


                     ---------------------------------------


                          9 7/8% Senior Notes due 2007




Dated as of February 4, 1999

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         THIS SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of February 4 1999, among Williams Scotsman, Inc., a Maryland corporation (the "ISSUER"), Willscot Equipment, LLC, a Delaware limited liability company ("WILLSCOT"), Space Master International, Inc., a Georgia corporation ("SPACE MASTER"), Evergreen Mobile Company, a Washington corporation ("NEW Guarantor"), and The Bank of New York (the "TRUSTEE").

         WHEREAS, the Issuer, Mobile Field Office Company, a New Jersey corporation, Willscot and the Trustee entered into an Indenture, dated as of May 15, 1997, to provide for the issuance of the Issuer's 9 7/8% Notes due June 1, 2007, as supplemented by the First Supplemental Indenture, dated as of September 1, 1998, among the Issuer, Willscot, Space Master and the Trustee (the "INDENTURE");

         WHEREAS, Scotsman Holdings, Inc. ("HOLDINGS"), the Issuer, the financial institutions named therein as lenders, Bankers Trust Company, as issuing bank, BT Commercial Corporation, as administrative agent and co-syndication agent, NationsBank, N.A., as co-syndication agent, and Goldman Sachs Credit Partners L.P., as documentation agent, entered into a Credit Agreement, dated as of

May 22, 1997, as amended and restated as of September 1, 1998 (the "CREDIT AGREEMENT");

         WHEREAS, on February 4 1999, the Issuer entered into a transaction to acquire all of the outstanding stock of New Guarantor;

         WHEREAS, the New Guarantor has guaranteed the obligations of the Issuer under the Credit Agreement;

         WHEREAS, pursuant to Section 4.15 of the Indenture, by reason of such guarantee the New Guarantor is required to execute this Supplemental Indenture;

         WHEREAS, the Issuer, Willscot, Space Master, the New Guarantor and the Trustee are authorized to enter into this Supplemental Indenture;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Issuer, Willscot, Space Master, the Trustee and the New Guarantor hereby agree for the equal and the ratable benefit of all holders of the Notes as follows:


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                                                                               2


                                   ARTICLE ONE

                                   DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.


                                   ARTICLE TWO

                               GUARANTEE OF NOTES

         2.1   Unconditional Guarantee.

         Subject to the provisions of this Article Two, the New Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as a "GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer or any other Guarantor to the Holders or the Trustee thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuer or the New Guarantor to the Holders or the Trustee thereunder or under the Indenture (including amounts due to the Trustee under Article 7.07 of the Indenture) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under the Indenture or under the Notes, for whatever reason, the New Guarantor shall be obliged to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the New Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuer.

         The New Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or of the Notes or the Indenture, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or

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                                                                               3


equitable discharge or defense of the New Guarantor. To the fullest extent permitted by law, the New Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the New Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The New Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Two, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purpose of this Guarantee.

         If the New Guarantor makes a payment or distribution under its Guarantee, it shall be entitled to a contribution from each other Guarantor in an amount pro rata based on the net assets of each Guarantor determined in accordance with GAAP.

         2.2   Limitations on Guarantees.

         The obligations of the New Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the New Guarantor (including, without limitation, its guarantee of all obligations pursuant to the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of the New Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United State, any state of the United States or the District of Columbia.

         2.3   Execution and Delivery of Guarantee.

         To further evidence the Guarantee set forth in Article 2.1 the New Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit E of the Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee; provided however, that any Note delivered by the Trustee prior to the date of this Supplemental Indenture shall not be required to be amended to note this Guarantee and that the Guarantee of the New Guarantor shall hereby be effective for all such Notes from the date of this Supplemental Indenture. Such Guarantee shall be executed on behalf of the New Guarantor and by either manual or facsimile signature of two Officers

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                                                                               4


of the New Guarantor each of whom shall have been duly authorized to so execute by all requisite corporate or other action. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         The New Guarantor hereby agrees that its Guarantee, set forth in
Article 2.1, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer of the New Guarantor whose signature is on the Indenture or a Guarantee, no longer holds that office at the time the Trustee authenticates the Notes of which such Guarantee is endorsed or at any time thereafter, the New Guarantor's Guarantee of such Notes shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantee set forth in the Indenture on behalf of the New Guarantor.

         2.4   OTHER PROVISIONS OF THE INDENTURE.

         The parties hereby agree that all the provisions of the Indenture that relate to a Guarantor and Guarantee (including, without limitation, Sections
11.05 to 11.22 of the Indenture) shall apply to the New Guarantor and its Guarantee provided hereunder.

         2.5   No Personal Liability.

         No stockholder, officer, director, employee or incorporator, past, present or future, of the New Guarantor, as such, shall have any personal liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.


                                  ARTICLE THREE

                                  MISCELLANEOUS

         3.1 EFFECT OF THE SUPPLEMENTAL INDENTURE. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

         3.2 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Each of the parties hereto agrees to

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submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes, the Guarantee or the Subordinated Guarantee.

         3.4 RECITALS. The Trustee shall not be responsible for any recital herein (other than the sixth recital as it applies to the Trustee) as such recitals shall be taken as statements of the Issuer, or the validity of the execution by the New Guarantor of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.



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                                                                               6



         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.


                                      WILLIAMS SCOTSMAN, INC.


                                      By: /S/ GERARD E. HOLTHAUS
                                          ----------------------------
                                          Name:  Gerard E. Holthaus
                                          Title: President


                                      WILLSCOT EQUIPMENT, LLC


                                      By: /S/ GERARD E. HOLTHAUS
                                          ----------------------------
                                          Name:  Gerard E. Holthaus
                                          Title: President


                                      SPACE MASTER INTERNATIONAL, INC.


                                      By: /S/ GERARD E. HOLTHAUS
                                          ----------------------------
                                          Name:  Gerard E. Holthaus
                                          Title: President


                                      EVERGREEN MOBILE COMPANY


                                      By: /S/ GERARD E. HOLTHAUS
                                          ----------------------------
                                          Name:  Gerard E. Holthaus
                                          Title: President


                                      THE BANK OF NEW YORK, as Trustee


                                      By: /S/ MARY BETH LEWICKI
                                          ----------------------------
                                          Name:  Mary Beth Lewicki
                                          Title: Assistant Vice President